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                                                                    Exhibit 12.1

ROYAL BANK OF CANADA AND SUBSIDIARIES                                  U.S. GAAP

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED DIVIDENDS

                                                                                                           Year Ended October 31
(Canadian dollars in millions)                            2006        2005        2004        2003       2002
-----------------------------------------------------   --------    --------    --------    --------    --------
Excluding Interest on Deposits

Income from continuing operations before income taxes   $  6,192    $  4,918    $  4,428    $  4,576    $  4,421

Less: Income/(loss) from equity investees                   (203)       (159)       (166)        (36)        (54)     NOTE 1

Fixed Charges:

 Interest expense (excl. Deposits)                      $  4,564    $  3,127    $  2,440    $  2,088    $  1,974

 Estimated interest within rental expense                    122         110         121         115         129
                                                        ========    ========    ========    ========    ========
Total fixed charges                                        4,686       3,237       2,561       2,203       2,103

Preferred dividend requirements                               94          76          63          99         144      NOTE 2
                                                        ========    ========    ========    ========    ========

Fixed charges and preferred dividends                      4,780       3,313       2,623       2,302       2,247
                                                        ========    ========    ========    ========    ========

Earnings                                                  10,675       7,996       6,823       6,743       6,470
                                                        ========    ========    ========    ========    ========

RATIO OF EARNINGS TO FIXED CHARGES                          2.28        2.47        2.66        3.06        3.08
                                                        ========    ========    ========    ========    ========

RATIO OF EARNINGS TO FIXED CHARGES AND
PREFERRED DIVIDENDS                                         2.23        2.41        2.60        2.93        2.88
                                                        ========    ========    ========    ========    ========

Including interest on Deposits

Income from continuing operations before income taxes   $  6,192    $  4,918    $  4,428    $  4,576    $  4,421

Less: Income/(loss) from equity investees                   (203)       (159)       (166)        (36)        (54)     NOTE 1

Fixed Charges:

 Interest expense (incl. Deposits)                      $ 15,076    $ 10,073    $  7,650    $  7,555    $  7,683

 Estimated interest within rental expense                    122         110         121         115         129
                                                        ========    ========    ========    ========    ========
Total fixed charges                                       15,198      10,183       7,771       7,670       7,812

Preferred dividend requirements                               94          76          63          99         144      NOTE 2
                                                        ========    ========    ========    ========    ========

Fixed charges and preferred dividends                     15,292      10,259       7,833       7,769       7,956
                                                        ========    ========    ========    ========    ========

Earnings                                                  21,187      14,942      12,033      12,210      12,179
                                                        ========    ========    ========    ========    ========

RATIO OF EARNINGS TO FIXED CHARGES                          1.39        1.47        1.55        1.59        1.56
                                                        ========    ========    ========    ========    ========

RATIO OF EARNINGS TO FIXED CHARGES AND
PREFERRED DIVIDENDS                                         1.39        1.46        1.54        1.57        1.53
                                                        ========    ========    ========    ========    ========

------------------
NOTE (1)

EQUITY IN UNDISTRIBUTED EARNINGS OF UNCONSOLIDATED SUBSIDIARIES CALCULATION
 (C $'000S):

Associated Corporations

   (equity accounted investments - both GAAPS)            55,152     104,561      73,043     (14,174)      6,843

Joint Ventures

   (equity accounted investments - US GAAP and
   proportionate consolidation Cdn. GAAP)                147,670      54,911      93,305      50,017      47,441
                                                        --------    --------    --------    --------    --------
                                                         202,822     159,472     166,348      35,843      54,284
                                                        --------    --------    --------    --------    --------

Note: Losses are presented with a negative sign in this calculation.

NOTE (2)

PREFERRED DIVIDEND REQUIREMENTS CALCULATION (C $ MILLIONS):

Preferred Dividends (per Income Statement)                    74          56          45          68          98

Taxable Equivalent Gross-up

          (1-Canadian Tax Rate for period)                  78.9%       73.7%       71.9%       68.8%       68.0%
                                                        --------    --------    --------    --------    --------

Preferred Dividend Requirement                                94          76          63          99         144
                                                        --------    --------    --------    --------    --------

Effective Tax Rate for Continuing Ops                       21.1%       26.3%       28.1%       31.3%       32.0%
                                                        --------    --------    --------    --------    --------